Exhibit 5.1

December 30, 2024

Nxu, Inc.

1828 North Higley Road, Suite 116

Mesa, AZ 85205

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nxu, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration under the Securities Act for the proposed resale from time to time by the selling securityholder named in the Prospectus (as defined below) of an aggregate of up to 114,503,816 shares of Class A common stock, $0.0001 par value per share (“Class A common stock”), of the Company, consisting of (i) 6,800,000 shares of Class A common stock (the “Purchased Shares”), (ii) up to 5,200,000 shares of Class A common stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants to purchase Class A common stock (the “Pre-Funded Warrants”), (iii) up to 57,251,908 shares of Class A common stock (the “Series A Warrant Shares”) issuable upon exercise of Series A warrants to purchase Class A common stock (the “Series A Warrants”), and (iv) up to 45,251,908 shares of Class A common stock (the “Series B Warrant Shares” and, together with the Pre-Funded Warrant Shares and Series A Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series B warrants to purchase Class A common stock (the “Series B Warrants” and together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants”), in each case as issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated as of December 26, 2024 (the “Purchase Agreement”). The Purchased Shares and the Warrant Shares are referred to herein as the “Registrable Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

The Registrable Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to such prospectus.

Snell & Wilmer | 600 Anton Boulevard | Suite 1400 | Costa Mesa, CA 92626	SWLAW.COM

Nxu, Inc. December 30, 2024 Page 2

In rendering the opinion stated herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits filed as a part thereof or incorporated therein by reference; (ii) the Prospectus prepared in connection with the Registration Statement; (iii) executed copies of the Purchase Agreement and the Registration Rights Agreement, dated 26, by and between the Company and the Purchasers (the “Registration Rights Agreement”) (together with the Purchase Agreement, the “Agreements”); (iv) an executed copy of a certificate of Mark Hanchett, Chief Executive Officer of the Company, dated as of the date hereof (the “Officer’s Certificate”); (v) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated as of a recent date; (vi) the Company’s Certificate of Incorporation, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (vii) the Company’s Certificate of Amendment of Certificate of Incorporation, dated December 26, 2023, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (viii) the Company’s Certificate of Amendment of Certificate of Incorporation, dated August 16, 2024, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (ix) the Company’s Certificate of Designations of Series A Convertible Preferred Stock, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (x) the Company’s Certificate of Designations of Series B Preferred Stock, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (xi) the Company’s Bylaws (the “Bylaws”), as filed with the Commission and as certified pursuant to the Officer’s Certificate; (xii) the Company’s Amendment No. 1 to the Bylaws, as filed with the Commission and as certified pursuant to the Officer’s Certificate; (xiii) a copy of the resolution of the Board of Directors of the Company relating to the adoption, approval, authorization and/or ratification of (A) the Registration Statement and the registration of the Registrable Securities, (B) the issuance and sale of the Registrable Securities and the Warrants pursuant to the Purchase Agreement, and (C) other actions with regard thereto, as certified pursuant to the Officer’s Certificate. For the purpose of rendering the opinion stated herein, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, including without limitation the Agreements, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the Warrants were duly authorized and validly issued. We have also assumed that, upon the issuance of any Registrable Securities issuable upon exercise of the Warrants, the total number of shares of Common Stock of the Company issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, any waiver of stay, extension or usury laws or of unknown future rights, rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles, any purported fraudulent transfer “savings” clause, and subject, as to enforceability, to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

Nxu, Inc. December 30, 2024 Page 3

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that (i) the Registrable Securities have been duly authorized, (ii) the Purchased Shares were validly issued and are fully paid and non-assessable and, (iii) if and when certificates representing the Warrant Shares are issued, duly executed, countersigned, registered and delivered upon exercise of the issued Warrants in accordance with the terms of the Warrants, as described in the Registration Statement, such Warrant Shares will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to applicable statutory provisions of the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Registrable Securities will be issued in compliance with all applicable state securities or blue sky laws.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Registrable Securities.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.